Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-149445) of MAKO Surgical Corp. of our report dated March 28, 2008, with respect to the financial statements of MAKO Surgical Corp. included in this Annual Report (Form 10-K) for the year ended December 31, 2007.
     /s/ Ernst & Young LLP
Certified Public Accountants
Fort Lauderdale, Florida
March 28, 2008